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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                       K-SEA TRANSPORTATION PARTNERS L.P.

       The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I.     The name of the limited partnership is K-Sea Transportation Partners L.P.

II. The address of the Partnership's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.   The name and mailing address of the general partner are as follows:

       NAME                                MAILING ADDRESS
       ----                                ---------------
       K-Sea General Partner LLC           3245 Richmond Terrace
                                           Staten Island, New York 10303

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of K-Sea Transportation Partners L.P., as of July 8, 2003.

                                           K-SEA GENERAL PARTNER LLC
                                           Its General Partner


                                           By:  /s/ Timothy J. Casey
                                              --------------------------
                                                  Timothy J. Casey
                                                  Manager